Exhibit 10.10

SECOND SUPPLEMENTAL INDENTURE AND CONSENT

This SECOND SUPPLEMENTAL INDENTURE AND CONSENT (this “Agreement”) is dated as of October 10, 2008 and entered into by and among 7 Days Group Holdings Limited, a company incorporated with limited liability in the Cayman Islands (the “Company”), DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”), DB Trustees (Hong Kong) Limited, as collateral agent (the “Collateral Agent”), and Deutsche Bank AG, Hong Kong Branch, as the account manager (the “Account Manager”), and is made with reference to that certain Indenture dated as of September 10, 2007, as amended and supplemented, providing for the issuance of the Company’s Guaranteed Senior Floating Rate Notes due 2010 (the “Indenture”) and those certain First Equitable Mortgages dated as of September 10, 2007 entered into by and among the Company, the Collateral Agent and the shareholders of the Company named therein in connection with the Indenture (the “Share Mortgages”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Indenture.

RECITALS

WHEREAS, the Company and the holders of at least 66.7% in aggregate principal amount of the Notes then outstanding voting as a single class (the “Requisite Holders”) desire to amend the Indenture, the Account Management Agreement and the Share Mortgages as set forth below in connection with the Company’s issuance of up to US $65 million Series C redeemable and convertible preferred shares of the Company (the “Series C Shares”);

WHEREAS, the Company and the Requisite Holders (for and on behalf of the Holders) desire that the Collateral Agent consent to the amendment and restatement of the Memorandum and Articles of Association of the Company and the appointment of an additional director of the Company; and

WHEREAS, the Company desires that the Collateral Agent (for and on behalf of the Holders) consent to the terms of an exchange rate hedging transaction that caps the outstanding principal balance of the Notes at a foreign exchange rate of no greater than RMB 7.5 per United States dollar;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS

(a) Section 4.26 of the Indenture is hereby amended by deleting it in its entirety and substituting the following therefor:

“Section 4.26. Financial Covenants.

The Company shall maintain the following financial covenants as of the last day of each Fiscal Quarter at the ratio set forth below:

(a) Maximum Leverage Ratio of not greater than 3.75 on the last day of the fourth Fiscal Quarter of 2008 to the last day of the second Fiscal Quarter of 2009, and not greater than 3.5 on the last day of the third Fiscal Quarter of 2009 and thereafter, provided however that if the Company Incurs Debt after January 1, 2009 by meeting the financial ratios set forth in the first paragraph of Section 4.09, the Maximum Leverage Ratio shall be reduced to 3.0 until such Debt has been repaid in full, and

(b) Minimum EBITDAR to Interest and Lease Payment Ratio of not less than (i) 1.10 from the last day of the fourth Fiscal Quarter of 2008 to the last day of the second Fiscal Quarter of 2009, (ii) 1.20 on the last day of the third Fiscal Quarter of 2009 and (iii) 1.35 on the last day of the fourth Fiscal Quarter of 2009 and thereafter, provided however that if the Company incurs Debt after January 1, 2009 by meeting the financial ratios set forth in the first paragraph of Section 4.09, the Minimum EBITDAR to Interest and Lease Payment Ratio shall be increased to 1.5 until such Debt has been repaid in full.

Notwithstanding the foregoing, for purposes of any calculation (other than for a rate of interest or a default rate of interest) made or required to be made under this Indenture (including, without limitation, any calculation made pursuant to Section 4.26 hereof), the interest rate when used with reference to the Notes shall be equal to LIBOR plus 5.5%.”

(b) The definition of “Debt Service Reserve Account” in Section 1.01 of the Indenture is hereby amended by deleting it in its entirety and substituting the following therefor:

“Debt Service Reserve Account” means the account of the Company funded from the Issue Date and maintained until payment in full of the Notes to reserve sufficient cash equal to the amount of Interest that will be due in respect of the Notes for the next two succeeding Interest Payment Dates (or such lesser number of Interest Payment Dates remaining until the Stated Maturity of the Notes). Such reserve shall be replenished by the Company on each Interest Payment Date. For purposes of calculating the amount of such reserve, the Company will assume that the floating interest rate on the Notes in the next two Interest Periods is the same as the rate of Interest in the Interest Period ending on the date that such replenishment is due. Such funds shall be used to pay the Interest falling due on the next two such Interest Payment Dates.”

(c) The definition of “Interest” in Section 1.01 of the Indenture is hereby amended by deleting it in its entirety and substituting the following therefor:

“Interest”, when used with reference to the Notes, means any interest payable under the terms of the Notes, including initially a rate of interest equal to LIBOR (as determined by the Calculation Agent) plus 5.5%, payable semi-annually in arrears. The rate of interest otherwise payable under the terms of the Notes shall be increased to LIBOR plus 8.0% after the last day of the second Fiscal Quarter of 2009.

(c) The definition of “Sponsor Cure Period” in Section 1.01 of the Indenture is hereby amended by deleting it in its entirety and substituting the following therefor:

“Sponsors’ Cure Period” means 30 days starting from (and including) the day of the end of any cure period stated in Section 6.01 for a default, and if no cure period is stated in Section 6.01 for a specific default, starting from (and including) the date of such default.

(d) Clause (ii) of the first paragraph of Section 10.01 of the Indenture is hereby amended by deleting it in its entirety and substituting the following therefor:

“(ii) at all times thereafter, for the next two succeeding Interest Payment Dates (or such lesser number of Interest Payment Dates remaining until the Stated Maturity of the Notes).”

(e) The first sentence of Paragraph 1 of the Notes is hereby amended by deleting it in its entirety and substituting the following therefor:

“1. Interest. 7 Days Group Holdings Limited, a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum, reset semi-annually, equal to (a) LIBOR (as determined by the Calculation Agent) plus 5.5% from and including the Issue Date through the last day of the second Fiscal Quarter of 2009 and (b) thereafter, LIBOR (as determined by the Calculation Agent) plus 8.0% thereafter.”

(f) The second sentence of Section 2(a) of the Account Management Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“After payment of interest that is due and payable on the first Interest Payment Date, the amount of Minimum Debt Service Funds shall be equal to the amount of interest to become due and payable on the dates of the next two succeeding Scheduled Interest Payments (as defined below) (or such lesser number of Scheduled Interest Payment dates remaining until maturity of the Notes). For purposes of calculating the amount of such reserve, the Company will assume that the floating interest rate on the Notes in the next two Interest Periods (as defined in the Indenture) is the same as the rate of Interest in the Interest Period ending on the date that such replenishment is due. Such reserve shall be replenished by the Company on each Scheduled Interest Payment date.”

(g) Section 2(m) of each Share Mortgage is hereby amended by deleting it in its entirety and substituting the following therefor:

“the Shares, together with the share capital in the Company mortgaged of even date herewith and on October 10, 2008 by the Other Chargors to the Collateral Agent, constitute the entire issued share capital of the Company, except for 16,564,144 Series C Preferred Shares issued to Happy Travel Limited on October 10, 2008. The Shares are duly authorized, validly issued and fully paid and there are no moneys or liabilities payable or outstanding in respect of thereof;”

(h) Section 2(o) of each Share Mortgage is hereby amended by deleting it in its entirety and substituting the following therefor:

“the constitutional documents of the Company and that certain Shareholders’ Agreement, dated November 7, 2006, by and among the Company and its shareholders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Shareholders’ Agreement”), contain all of the material terms of any and all agreements between the holders of Capital Stock in the Company, with respect to the affairs of the Company, except as set forth in the Series C Preferred Share Subscription Agreement, including the exhibits referred to therein, and the Drag-Along and Co-Sale Agreement, in each case executed in connection with the Series C Preferred Shares on October 10, 2008;”

(i) Section 2(s) of each Share Mortgage is hereby amended by deleting it in its entirety and substituting the following therefor:

“no restrictions exist in relation to the voting rights associated with any of the Shares and the Shares are free from any restrictions on transfer or rights of preemption, except as set forth in the Fourth Amended and Restated Memorandum and Articles of Association of the Company, the Shareholders’ Agreement, the Series C Preferred Share Subscription Agreement, including the exhibits referred to therein, and the Drag-Along and Co-Sale Agreement, in each case executed in connection with the Series C Preferred Shares on October 10, 2008.”

Section 2. CONSENTS AND WAIVERS

(a) The Collateral Agent for and on behalf of the Holders hereby consents to the adoption of the Fourth Amended and Restated Memorandum and Articles of Association of the Company in the form attached hereto as Exhibit A.

(b) The Collateral Agent for and on behalf of the Holders hereby consents to the appointment of an additional director of the Company, provided that before appointment of such director the Collateral Agent receives the documents required by clauses 4.3(e) and (f) of the Share Mortgages.

(c) The Collateral Agent for and on behalf of the Holders hereby consents to and deems acceptable a financial derivative transaction by the Company, the terms of which cap foreign exchange rate of the outstanding principal balance of the Notes at a maximum of RMB 7.5 per United States dollar.

Section 3. REPRESENTATIONS AND WARRANTIES

(a) In order to induce the Trustee and the Collateral Agent to enter into this Agreement and to amend the Indenture in the manner provided herein, and to enter into the consents set forth herein, the Company represents and warrants that the following statements are true, correct and complete:

(i) The Company has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Indenture as amended by this Agreement (the “Amended Indenture”), the Account Management Agreement as amended by this Agreement (the “Amended Account Management Agreement”) and the Share Mortgages as amended by this Agreement (the “Amended Share Mortgages”);

(ii) the execution and delivery of this Agreement and the performance of the Amended Indenture, the Amended Account Management Agreement and the Amended Share Mortgages have been duly authorized by all necessary action on the part of the Company, including resolutions of the Board of Directors of the Company dated as of October 10, 2008 authorizing the same;

(iii) the execution, delivery and performance by the Company of the Amended Indenture, the Amended Account Management Agreement and the Amended Share Mortgages do not contravene (i) the Company’s organizational documents or (ii) law or any material contractual restriction binding on or affecting the Company;

(iv) the execution and delivery by the Company of this Agreement and the performance by Company of the Amended Indenture, the Amended Account Management Agreement and the Amended Share Mortgages do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body; and

(v) this Agreement has been duly executed and delivered by the Company and this Agreement and the Amended Indenture, the Amended Account Management Agreement and the Amended Share Mortgages are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) In order to induce the Trustee and the Collateral Agent to enter into this Agreement and the consents set forth herein, the Company hereby represents and warrants that after giving effect to this Agreement:

(i) as of the date hereof, there exists no Default or Event of Default under the Indenture;

(ii) all representations and warranties contained in the Indenture, the Amended Account Management Agreement and the Amended Share Mortgages are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

(iii) as of the date hereof, the Company has performed all agreements to be performed on its part as set forth in the Indenture, the Amended Account Management Agreement and the Amended Share Mortgages.

Section 4. COUNTERPARTS; EFFECTIVENESS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective as of the date hereof upon the execution of counterparts hereof by the Company, the Trustee and the Collateral Agent and receipt by the Company, the Trustee and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 5. GOVERNING LAW

THIS SECOND SUPPLEMENTAL INDENTURE AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

7 DAYS GROUP HOLDINGS LIMITED

By:	/s/ Zheng Nanyan
	Name:	Zheng Nanyan
	Title:	Chief Executive Officer

TRUSTEE:

DB TRUSTEES (HONG KONG) LIMITED

By:	/s/ Kenny Kin Ming Lam
	Name:	Kenny Kin Ming Lam
	Title:	Authorised Signatory

By:	/s/ Chiu Kin Wing Edward
	Name:	Chiu Kin Wing Edward
	Title:	Authorised Signatory

COLLATERAL AGENT:

DB TRUSTEES (HONG KONG) LIMITED

By:	/s/ Kenny Kin Ming Lam
	Name:	Kenny Kin Ming Lam
	Title:	Authorised Signatory

By:	/s/ Chiu Kin Wing Edward
	Name:	Chiu Kin Wing Edward
	Title:	Authorised Signatory

ACCOUNT MANAGER:

DB TRUSTEES (HONG KONG) LIMITED

By:	/s/ Kenny Kin Ming Lam
	Name:	Kenny Kin Ming Lam
	Title:	Authorised Signatory

By:	/s/ Chiu Kin Wing Edward
	Name:	Chiu Kin Wing Edward
	Title:	Authorised Signatory

EXHIBIT A

FORM OF FOURTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

[attached separately]